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                                                                    Exhibit 99.1
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Friday June 15, 9:28 am Eastern Time

Press Release

SOURCE: MicroStrategy Incorporated

MicroStrategy Closes Refinancing of Series A Preferred Stock

MCLEAN, Va., June 15 /PRNewswire/ -- MicroStrategy(R) Incorporated (Nasdaq: MSTR
- news), a leading worldwide provider of business intelligence software, today announced it has successfully closed the refinancing on its Series A Preferred Stock.

"We are pleased to announce that we have closed the refinancing of the Series A Preferred securities," said Eric Brown, president and chief financial officer of MicroStrategy Incorporated. "We modified the terms of the refinancing, originally announced in April 2001, in a manner that is advantageous to the Company."

Without the refinancing, the holders of these securities would have been entitled to convert $125 million stated value of Preferred Stock into shares of Class A Common Stock at a conversion price per share that would have reset to the average market price of the Company's Class A Common Stock during a ten-trading day period starting on June 20, 2001. With the refinancing, only $6.5 million stated amount of the Series A Preferred Stock will remain outstanding and the Company will now have the option to redeem for cash $1.2 million stated value of its outstanding Series A Preferred Stock on or prior to December 11, 2001. In connection with the refinancing, the Company redeemed or exchanged all other outstanding Series A Preferred Stock as follows:

     * $38.75 million stated value of Series A Preferred and accrued dividends on all preferred stock being exchanged were exchanged for 5,568,466 shares of Class A Common Stock and $16.261 million stated value of Series D Preferred Stock, with a fixed conversion price of $5.00 per share;

     * $33.125 million stated value of Series A Preferred was exchanged for an equivalent stated value of Series B Preferred Stock, with a fixed conversion price of $12.50 per share; and

     * $27.825 million stated value of Series A Preferred was exchanged for an equivalent stated value of Series C Preferred Stock, with a fixed conversion price of $17.50 per share; and

     *   $6.3 million stated value of Series A Preferred was exchanged for an equivalent stated value of Series E Preferred Stock. The Series
         E Preferred Stock will not be convertible into Class A Common Stock prior to December 11, 2001. The
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         conversion rate after December 11, 2001 will equal the average of the dollar-volume weighted average prices of the Common Stock on each of the 10 consecutive trading days immediately preceding such date.

     * $12.5 million stated value of Series A Preferred were redeemed for $12.5 million in cash.

The Series B Preferred Stock and the Series C Preferred Stock have a three-year maturity and accrue dividends at the rate of 12.5% per year, payable in cash or Class A Common Stock at the election of the Company, subject to satisfaction of certain conditions. At the option of the Company, the Series B and Series C Preferred Stock may be redeemed at maturity at par value plus accrued dividends or mandatorily converted into Class A Common Stock at the lower of their respective fixed conversion prices or 95% of the average of the dollar volume-weighted average price of the Class A common stock during the 30 consecutive trading days immediately preceding the maturity date. The Series D Preferred Stock has a three-year maturity, will not pay dividends, and will have a fixed conversion price of $5 per share. At maturity, the Series D Preferred Stock mandatorily converts into Class A Common Stock at the fixed conversion price of $5 per share.

The Series E Preferred Stock has a three-year maturity, will pay dividends at the rate of 12.5% per annum for the first 90 days after the Closing, 15.0% per annum for the subsequent 90 days period and 17.5% per annum thereafter. The Company will have the right to redeem the Series E Preferred Stock prior to December 11, 2001 at a price equal to 105% of the stated value plus accrued dividends if redeemed on or before October 27, 2001, 110% of the stated value plus accrued dividends if redeemed from October 28, 2001 through December 31, 2001 and at 120% of the stated value plus accrued dividends thereafter. Holders of Series E Preferred Stock have the right to require the Company to redeem the Series E Preferred Stock if the Company receives cash from a financing transaction certain assets sales and from certain other events by the Company. Holders of Series E Preferred Stock have the right to require the Company to redeem the Series E Preferred Stock at any time after July 14, 2002 at such holder's option at a price equal to 120% of the stated value plus accrued dividends.

In conjunction with the refinancing, each investor separately agreed with the company to limit its net sales of the company's stock to no more than the cumulative volume of 5% of the daily trading volume as reported by Bloomberg Financial Markets after June 14, 2001 or, in the case of the investor which continues to hold shares of Series A Preferred Stock after three trading days after the 10 day repricing period for the Company's Series A Preferred Stock ends on July 3, 2001. The Company redeemed the $12.5 million of Series A Preferred using its existing cash.

About MicroStrategy
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For 11 years, MicroStrategy has helped corporations transform their operational data into actionable information. Its main product is MicroStrategy 7(TM), the scalable business intelligence platform built specifically for the Internet. Its pure-web architecture provides the Web reporting, security, performance, and standards that are critical for deployment over the Internet. With proven data and user scalability, MicroStrategy is the only solution capable of analyzing today's growing multi- terabyte data warehouses and distributing information to millions of users via Web, wireless and voice. The open and flexible platform provides the business intelligence foundation for all query, reporting and advanced analytical applications across the enterprise and out to partners and customers in extranet deployments.

MicroStrategy has approximately 1,100 enterprise-class customers, including Lowe's Home Improvement Warehouse, AT&T Wireless Group, First Union Corporation and GlaxoSmithKline. MicroStrategy also has relationships with over 200 systems integrators, application development, and platform partners, including IBM, PeopleSoft, Compaq, Informatica and JD Edwards.

MicroStrategy was founded in 1990 and is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.

MicroStrategy is a registered trademark of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no
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obligation to update these statements for revisions or changes after the date of this release.